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                                                                      Exhibit 99


                                       Contact: N. Gregory Petrick
                                                Executive Vice President and CFO
                                                477 East Beaver Avenue
                                                State College, PA 16801-5690
                                                (814)234-6000



PRESS RELEASE
FOR IMMEDIATE RELEASE
---------------------


                         UNI-MARTS ANNOUNCES ADOPTION OF
                         -------------------------------
                      ALL PROPOSALS SUBMITTED FOR APPROVAL
                      ------------------------------------
                       AT THE ANNUAL STOCKHOLDERS' MEETING
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         STATE COLLEGE, PENNSYLVANIA, February 21, 2002 - Uni-Marts Inc.
(AMEX: UNI) announced that at its 2002 Annual Stockholders' Meeting held earlier today, all proposals recommended by the Board and submitted for approval to the stockholders were approved by an absolute majority vote of stockholders. These proposals included not only the election of M. Michael Arjmand, Frank R. Orloski, Sr. and Daniel D. Sahakian to serve as directors until the 2005 Annual Meeting of Stockholders, and the ratification of Deloitte & Touche LLP to serve as the Company's independent auditors for the 2002 fiscal year, but also an amendment to the Company's Equity Compensation Plan to increase by 750,000 the number of shares which may be issued under that plan. In addition, the stockholders approved a number of amendments to the Company's Certificate of Incorporation and By-laws, including: increasing the Company's authorized common shares by 1,000,000 shares and authorizing 100,000 shares of preferred stock; permitting the stockholders to act only at stockholder meetings and not by written consent; permitting vacancies on the Board to be filled only by action of the Board and not by the stockholders; and permitting removal of directors only for cause and upon either vote of a majority of the Board or vote of 80% of the outstanding voting shares. The Company was also authorized to redomesticate from a Delaware corporation to a Pennsylvania corporation at any time during the 12 months following the Annual Meeting at the discretion of the Board of Directors. If the Company ultimately redomesticates to Pennsylvania, the stockholders also authorized increases in the Company's authorized stock to 20 million shares of common stock and 1 million shares of preferred stock.




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         Henry D. Sahakian, Chairman and Chief Executive Officer of the Company,
commented, "We are gratified that every proposal recommended by the Board was approved at today's annual meeting of stockholders. In order to be adopted, many of the proposals required the affirmative vote of not just a majority of the votes cast at the meeting, but an absolute majority of all of the Company's outstanding shares, and each proposal received the requisite vote. In conjunction with the Board's recent adoption of a Shareholder Rights Plan, today's approved amendments to the Company's charter and By-laws ensure greater stability for the Board and enhance the Board's ability to negotiate with any person seeking to enter into a transaction with the Company. We believe these changes will enhance the ability of the Company to carry out its long-range plans and goals and ultimately act in the best interests of all stockholders."


         At February 21, 2002, Uni-Marts operated 301 convenience stores and Choice Cigarette Discount Outlets in Pennsylvania, New York, Delaware, Maryland and Virginia. Self-service gasoline was sold at 238 of these locations.



Certain statements contained in this release are forward looking. Although Uni-Marts, Inc. believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that could cause actual results to differ from expectations include general economic, business and market conditions, changes in corporate strategy, volatility of gasoline prices, merchandise margins, customer traffic, weather conditions, labor costs and the level of capital expenditures. For other important factors that may cause actual results to differ materially from expectations and underlying assumptions, see reports by Uni-Marts, Inc. filed with the Securities and Exchange Commission.